Exhibit 10.1

2007 Declaration of Amendment to the

Targacept, Inc. 2006 Stock Incentive Plan

THIS 2007 DECLARATION OF AMENDMENT to the Targacept, Inc. 2006 Stock Incentive Plan (this “Declaration of Amendment”) is executed this 14th day of June 2007 by TARGACEPT, INC., a Delaware corporation (the “Company”).

RECITALS:

WHEREAS, pursuant to Section 15(a) of the Targacept, Inc. 2006 Stock Incentive Plan (the “Plan”), the Company’s Board of Directors has approved the amendment to the Plan set forth below.

NOW, THEREFORE, IT IS DECLARED, that:

1. Section 1(v) of the Plan is hereby amended by deleting it in its entirety and replacing it with the following:

“(v) Fair Market Value per share of the Common Stock shall be established in good faith by the Administrator and, unless otherwise determined by the Administrator, the Fair Market Value shall be determined in accordance with the following provisions: (A) if the shares of Common Stock are listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the closing sales price per share of the shares on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market (as applicable) on the date an Option is granted or other determination is made (such date of determination being referred to herein as a “valuation date”), or, if there is no transaction on such date, then on the trading date nearest preceding the valuation date for which closing price information is available, and, provided further, if the shares are not listed for trading on the New York Stock Exchange, the American Stock Exchange or the Nasdaq Stock Market, the Fair Market Value shall be the average between the highest bid and lowest asked prices for such stock on the date of grant or other valuation date as reported on the Nasdaq OTC Bulletin Board Service or by the National Quotation Bureau, Incorporated or a comparable service; or (B) if the shares of Common Stock are not listed or reported in any of the foregoing, then the Fair Market Value shall be determined by the Administrator based on such valuation measures or other factors as it deems appropriate. Notwithstanding the foregoing, (i) with respect to the grant of Incentive Options, the Fair Market Value shall be determined by the Administrator in accordance with the applicable provisions of Section 20.2031-2 of the Federal Estate Tax Regulations, or in any other manner consistent with the Code Section 422; and (ii) Fair Market Value shall be determined in accordance with Section 409A to the extent required.”

2. Sections 8(f)(i)(A) and 8(f)(i)(B) of the Plan are hereby amended by deleting them in their entirety and replacing them with the following:

“(A) Initial Options. An Initial Option shall vest and become exercisable with respect to one-third of the shares subject to the Option on the earlier of (w) the first anniversary of the date of grant or (x) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service on such earlier date. An Initial Option shall vest and become exercisable with respect to the remaining two-thirds of the shares subject to the Option in pro rata quarterly installments over the second and third years following the date of grant so that an Initial Option will be vested and exercisable in full on the earlier of (y) the third anniversary of the date of grant or (z) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the third calendar year following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service as a Director during such periods.

(B) Annual Options. An Annual Option granted shall vest and become exercisable on the earlier of (i) the first anniversary of the date of grant or (ii) the business day immediately preceding the date of the Corporation’s annual meeting of stockholders that occurs in the calendar year immediately following the calendar year in which the date of grant occurs, provided that the Nonemployee Director remains in service as a Director on such earlier date.”

3. As expressly modified herein, all of the terms of the Plan shall continue in full force and effect.

IN WITNESS WHEREOF, this Declaration of Amendment is executed on behalf of Targacept, Inc. as of the day and year first above written.

TARGACEPT, INC.

By:	/s/ J. Donald deBethizy
J. Donald deBethizy
President and Chief Executive Officer